UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2005

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6305 El Camino Real, Carlsbad, California		92009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 931-5500

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On December 1, 2005, the Compensation Committee of the Board of Directors of Dot Hill Systems Corp. approved full acceleration of vesting of all unvested options to purchase shares of common stock of Dot Hill that had an exercise price of greater than $6.74 (the closing price of Dot Hill’s common stock on the Nasdaq National Market on December 1, 2005) granted under Dot Hill’s 2000 Amended and Restated Equity Incentive Plan and 2000 Non-Employee Directors’ Stock Option Plan that were held by employees, executive officers and non-employee directors.  Options to purchase approximately 641,000 shares of Dot Hill’s common stock, including approximately 189,500 options held by executive officers and 67,500 options held by non-employee directors, are subject to this acceleration which was effective as of December 1, 2005.

The acceleration of these options was undertaken primarily to minimize certain future compensation expense that Dot Hill would otherwise recognize in its consolidated statements of operations with respect to these options pursuant to Financial Accounting Standards Board Statement No. 123 (revised 2004), “Share-Based Payment,” which becomes effective as to Dot Hill for reporting periods beginning after December 31, 2005.  Dot Hill believes that the aggregate future expense that will be eliminated as a result of the acceleration of the vesting of these options is approximately $4.7 million (of which approximately $1.6 million is attributable to options held by executive officers and approximately $0.3 million is attributable to options held by non-employee directors).

Statements contained in this Item 1.01 regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding the potential elimination of future expenses. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things, the risks set forth in the forms 8-K, 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this Item 1.01 speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

	By:	/s/ Preston Romm
Preston Romm
Chief Financial Officer, Vice President, Finance, Secretary and Treasurer

Date: December 7, 2005